[Vinson & Elkins L.L.P. Letterhead]

                                March 14, 1997


Carriage Services, Inc.
1300 Post Oak Blvd.
Suite 1500
Houston, Texas 77056

Ladies and Gentlemen:

      We have acted as counsel for Carriage Services, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,000,000 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company. The Shares may be issued from time to time in acquisitions, as described in the Registration Statement on Form S-4 filed by the Company (the "Registration Statement") with the Securities and Exchange Commission.

      In connection with the foregoing, we have examined or are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the offering of the Shares and the Registration Statement.

      Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized for issuance and (ii) subject to conformance of future corporate proceedings regarding the issuance of Shares in future acquisitions of businesses or properties with the laws of the State of Delaware, Shares issued in connection with such acquisitions as contemplated by the Prospectus included in the Registration Statement after the Registration Statement becomes, and while it remains, effective will be validly issued, fully paid and nonassessable.

      The foregoing opinions are limited to the laws of the United States of America and the State of Texas and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.